I. FORM 10-QSB

               QUARTERLY REPORT FOR SMALL BUSINESS ISSUERS SUBJECT
                     TO THE 1934 ACT REPORTING REQUIREMENTS

                                   FORM 10-QSB

                            Board of Governors of the
                             Federal Reserve System
                             Washington, D. C. 20549


(X) QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES
    EXCHANGE ACT OF 1934

                  For the quarterly period ended March 31, 1998

( ) TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE EXCHANGE ACT

            For the transition period from ________ to _____________

                      Commission file number Not Applicable

                                  RESOURCE BANK
        (Exact name of small business issuer as specified in its charter)

         Virginia                                  54-1414459
(State or other jurisdiction of      I.R.S. Employer Identification No.
 incorporation or organization)

        3720 Virginia Beach Blvd., Va. Beach, VA.23452
           (Address of principal executive offices)

        (757) 463-2265
        Issuer's telephone number

        Not applicable
        (Former name, former address and former fiscal year, if changed since last report)


     Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or of such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes [X] No [ ]


                      APPLICABLE ONLY TO CORPORATE ISSUERS

State the number of shares outstanding of each of the issuer's classes of common equity as of the latest practicable date:

Common Stock, $3.00 Par Value -- 1,226,690 shares as of March 31, 1998

PART I - FINANCIAL INFORMATION
Item 1. Financial Statements



RESOURCE BANK
CONSOLIDATED BALANCE SHEETS (UNAUDITED)                          March 31                    December 31
                                                                    1998                        1997
                                                                        (Dollars in Thousands)

ASSETS
Cash and due from banks                                            $3,969                      $2,612
Interest bearing deposits with banks                               13,005                       9,679
Federal funds sold                                                   -                          1,920
Funds advanced in settlement of mortgage loans                     80,284                      23,744
Securities available for sale                                      11,756                      12,432
Securities held to maturity                                         2,227                       2,742
Loans, net of unearned income:
  Commercial                                                       52,862                      50,713
  Real estate - construction                                       46,355                      37,626
  Commercial real estate                                            8,421                       9,016
  Residential real estate                                          45,528                      49,416
  Installment and consumer loans                                    5,387                       3,819
                                                                 --------                    --------
TOTAL LOANS                                                       158,553                     150,590
  Allowance for loan losses                                        (2,709)                     (2,573)
                                                                 ---------                   ---------
NET LOANS                                                         155,844                     148,017

Other real estate owned                                               178                         684
Premises and equipment                                              3,265                       3,237
Other assets                                                        3,290                       2,701
Accrued interest                                                    1,530                       1,562
                                                                 ---------                   ---------
                                                                 $275,348                    $209,330
                                                                 =========                   =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Non-interest bearing                                            $16,804                     $11,493
  Interest bearing                                                194,935                     158,015
                                                                 ---------                    --------
TOTAL DEPOSITS                                                    211,739                     169,508

FHLB advances                                                      43,320                      20,950
Other liabilities                                                   3,651                       2,661
Accrued interest                                                      696                         609
                                                                 ---------                   ---------
TOTAL LIABILITIES                                                 259,406                     193,728
                                                                 ---------                   ---------

STOCKHOLDERS' EQUITY
 Common stock, par value $3.00 a share
  Shares authorized: 3,333,333 1/3
  Shares issued and outstanding:
  1,226,690                                                         3,680                       3,680
 Additional paid-in capital                                        10,622                      10,769
 Retained earnings                                                  1,599                         856
 Accumulated other comprehensive income                                41                         297
                                                                 ---------                   ---------
                                                                   15,942                      15,602
                                                                 ---------                   ---------
                                                                 $275,348                    $209,330
                                                                 =========                   =========


See notes to consolidated financial statements.



RESOURCE BANK
CONSOLIDATED STATEMENTS OF OPERATIONS                                     Three months ended
(UNAUDITED)                                                                    March 31
                                                                        1998              1997
Interest income:                                             (Dollars in thousands, except per share data)

 Interest and fees on loans                                           $3,547            $1,831
 Interest on investment securities                                       306               291
 Interest on funds advanced                                              772               159
 Interest on federal funds sold                                            6                25
                                                                      ------             -----
     Total interest income                                             4,631             2,306
                                                                      ------            ------
Interest expense:
 Interest on deposits                                                  2,317             1,257
 Interest on short-term borrowings                                       263                13
                                                                      ------             -----
     Total interest expense                                            2,580             1,270
                                                                      -----             ------
     Net interest income                                               2,051             1,036

Provision for loan losses                                                125                15
                                                                      -----             -------
     Net interest income after
      provision for loan losses                                        1,926             1,021
                                                                      -----             ------
Noninterest income:
  Mortgage banking income                                              2,104               714
  Service charges                                                        158                69
  Gain on sale of foreclosed property                                      2                 -
                                                                      -----             ------
                                                                       2,264               783
                                                                      -----             ------
Noninterest expense:
  Salaries and employee benefits                                       1,861               812
  Occupancy expenses                                                     272               119
  Depreciation and equipment maintenance                                 162                98
  Professional fees                                                       32                14
  Outside computer services                                              149                43
  FDIC insurance                                                          10                 2
  Stationery and supplies                                                 74                29
  Marketing and business development                                      76                34
  Provision for funds advanced                                           126                -
  Other                                                                  286                97
                                                                      ------            ------
                                                                       3,048             1,248
                                                                      ------            ------
Income before income taxes                                             1,142               556
Income tax expense                                                       400               189
                                                                      ------            ------
Net income                                                              $742              $367
                                                                      ======            ======

Basic earnings per common share (Note B)                               $0.60             $0.38
                                                                       =====             =====
Diluted earnings per share (Note B)                                    $0.53             $0.35
                                                                       =====             =====
See notes to consolidated financial statements.


RESOURCE BANK
STATEMENT OF STOCKHOLDERS' EQUITY (UNAUDITED)

Three Months Ended March 31, 1998



                                                                                                    Accumulated
                                                                       Additional                      Other
                                           Common Stock                  Paid-in       Retained    Comprehensive
                                        Shares           Amount         Capital        Earnings        Income        Total


Balance, December 31, 1997            1,226,690        $3,680,070       $10,769,249    $856,122      $296,376     $15,601,817

Comprehensive income                        -                                   -       742,393      (254,889)        487,504

Cash dividend declared
   $ .12 per share                          -                                   -      (147,203)                     (147,203)
                                      ----------------------------------------------------------------------------------------

Balance, March 31, 1998               1,226,690        $3,680,070       $10,769,249  $1,451,312       $41,487     $15,942,118
                                      ========================================================================================


See notes to consolidated financial statements.

RESOURCE BANK
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                                               Three months ended
                                                                                         March 31         March 31
Operating activities                                                                         1998             1997
                                                                                           (Dollars in thousands)

  Net income                                                                              $742               $367
  Adjustments to reconcile to net cash
   used by operating activities:
   Provision for losses on loans and other real estate owned                               125                 15
   Depreciation and amortization                                                            65                 50
   Amortization of investment securities
     premiums, net of discounts                                                              9                  4
   Gain on sale of other real estate owned                                                  (2)                 -
   Loss on premises and equipment                                                            -                  2
   Deferred loan origination fees, net of costs                                             77                 (9)
   Changes in:
    Funds advanced in settlement of mortgage loans                                     (56,540)               759
    Interest receivable                                                                    (42)                54
    Interest payable                                                                        87                 20
    Other assets                                                                          (387)              (160)
    Other liabilities                                                                      990                416
                                                                                       --------            -------
     Net cash provided (used) by operating activities                                  (54,876)             1,518

Investing activities:
  Proceeds from sales and maturities of
    available-for-sale securities                                                        1,802                703
  Purchases of available-for-sale securities                                            (1,004)               (14)
  Loan originations, net of principal repayments                                        (8,029)              (344)
  Purchases of premises, equipment and other assets                                        (92)               (69)
                                                                                        -------             ------
     Net cash (used) provided by investing activities                                   (7,323)               276

Financing activities:
  Cash dividends declared                                                                 (147)
  Proceeds (repayments) from FHLB advances                                              22,370             (7,237)
  Net increase (decrease) in demand deposits,
    NOW accounts and savings accounts                                                    3,651             (1,108)
  Net increase in certificates of deposit                                               38,580              6,729
                                                                                        ------             -------
     Net cash (provided) used by financing activities                                   64,454             (1,616)

Increase in cash and cash equivalents                                                    2,255                178
Cash and cash equivalents at beginning of period                                        13,210              4,133
                                                                                       -------             -------
Cash and cash equivalents at end of period                                             $15,465             $4,311
                                                                                       =======             =======
Supplemental schedules and disclosures of cash flow information:

  Cash paid for:
    Interest on deposits and other borrowings                                           $2,493               $749
                                                                                       =======             =======
Schedule of noncash investment activities:
    Foreclosed real estate                                                                ($50)              $163
                                                                                       =======             =======
See notes to consolidated financial statements.



PART I.  FINANCIAL INFORMATION
Item 2.  Management's Discussion and Analysis of Financial
         Condition and Results of Operations.

In addition to historical information, the following discussion contains forward looking statements that are subject to risks and uncertainties that could cause the Bank's actual results to differ materially from those anticipated. These forward looking statements include, but are not limited to, the affect of increasing interest rates on the Bank's profitability, and the adequacy of the Bank's allowance for future loan losses. Several factors, including the local and national economy, the demand for residential mortgage loans, the adequacy of the Bank's Year 2000 compliance, and the Bank's ability to integrate the operations of Eastern American Bank may adversely affect the Bank's ability to achieve the expected results. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management's analysis only as of the date of this Report.

On December 1, 1997, the Bank acquired Eastern American Bank, FSB, ("Eastern American") in a business combination accounted for under the purchase method of accounting, whereby the purchase price has been allocated to the underlying assets acquired and liabilities assumed based on their respective fair values at the time of acquisition. In an exchange of common shares, the Bank acquired $66,514,000 in assets (including cash of $12,539,000), $48,082,200 in net loans, and assumed $52,844,000 in deposit liabilities. Accordingly, these acquired assets and liabilities contributed to the growth in total assets and liabilities of the Bank for the quarter ended March 31, 1998. The Bank's first quarter 1998 results includes results by operations from Eastern American Bank for the three months ended March 1998.

Results of Operations and Financial Condition

The net income for the quarter ended March 31, 1998 totalled $742,400, an increase of $375,700 over the first quarter of 1997. This constituted net basic earnings per common share of $.60 for 1998, and $.38 for 1997. With the diluted effect of common stock equivalents, earnings per common share were $.53 for 1998, and $.35 for 1997. The expanded levels of earning assets increased the Bank's net interest income during the first quarter of 1998. This factor, along with managed expense control, increased volume in the mortgage banking operation, and expansion of the Bank's business loan portfolio, provided the basis for increased earnings.

At March 31, 1998, 86.3% of total loans were due in one year or less. Floating rate loans with maturities of one year or less represented 35.7% of total loans, and the remainder of loans had fixed rates.

Average loans, net of unearned income, to average deposits were 83.4% and 79.0% in 1998 and 1997, respectively.




Net Interest Income

Net interest income, before provision for loan losses, increased 98.0% to $2,051,000 in during the first quarter 1998 over 1997. The 1998 increase in net interest income was proportionate with the increase in average earning assets and interest bearing liabilities during the first quarter of 1998. During the first quarter of 1998, due to the increased banking activity precipitated by lower interest rates and the acquisition of Eastern American, average loans increased 90.1% to $153,700,000. During the first quarter of 1998, due to the competitive pricing of the Bank's deposit products and the acquisition of Eastern American, average deposits increased 79.9% to $184,150,000. As part of its mortgage banking operations, funds were advanced on behalf of investor banks in settlement of mortgage loans. During the first quarter average funds advanced in settlement of such loans increased 341.7% to $37,623,000 in 1998 while average securities decreased 17.5% to $13,853,000. The increase in these assets were funded by Federal Home Loan Bank advances and the average life of the assets were less than 30 days.

Allowance for Loan Losses

The ratio of net loans charged off to average loans was .0% in 1998 and in 1997. The allowance for loan losses as a percentage of quarter end loans was 1.71% in 1998 and 1.30% in 1997. The level of non-performing loans at quarter end was $2,556,000 and $303,000 in 1998 and 1997, or 1.61% and .37%, respectively, of total loans. Management made a provision for loan losses of $125,000 during the first quarter of 1998 and $15,000 during the same period of 1997. The majority of the non-accrual loans were housed in Eastern American Bank at the time of merger. The Bank has a plan in place to substantially reduce the level of non-accruing loans during the first half of 1998 and these assets were marked to market at the time of merger. The Bank anticipates increasing the quality of assets at Eastern American Bank through the employment of experienced commercial lending officers.

In establishing the allowance for loan losses, management considers a number of factors, including loan asset quality, related collateral and economic conditions prevailing during the loan's repayment. In its loan policies, management has emphasized the borrower's ability to service the debt, the borrower's general creditworthiness and the quality of collateral.

While the Bank believes it has sufficient allowance for its existing portfolio, there can be no assurances that an additional allowance for losses on existing loans may not be necessary in the future, particularly if the economy worsens.

Potential Problem Loans

At March 31, 1998, the Bank had $2,333,000 in non-accrual loans and $222,000 of loans past due 90 days or more that were still accruing. In addition to loans on either non-accrual status or loans past due 90 days or more and still accruing, the Bank had identified $1,382,100 of loans that have been internally classified. These loans require more than normal attention and are potentially problem loans.

Noninterest Income and Noninterest Expenses

Noninterest income was $2,264,000 for the first quarter of 1998, an increase of 189.1% over 1997. This increase was primarily from income derived from mortgage banking operations. The general decline in interest rates, which began in 1995 and continued through the first quarter 1998, was a factor in the increase of mortgage banking income of 194.7% to $2,104,000. Because of the uncertainty of future loan origination volume and the future level of interest rates, there can be no assurance that the Bank will realize the same level of mortgage banking income in future periods. The increase in other income during the first quarter of 1998 over 1997 was primarily attributable to service charges on deposit accounts which increased with the addition of Eastern American Bank. The Bank realized a gain on sale of loans of $2,000 during 1998.

Total noninterest expense was $3,048,000 for the first quarter of 1998, a 144.2% increase over the same period in 1997. All areas of noninterest expenses were affected by the increased volume in the mortgage banking operations and the merger with Eastern American. The largest component of noninterest expense, salaries and employee benefits, increased 129.2% to $1,861,000 during the first three months in 1998 over 1997. This category comprised 61.1% of the total noninterest expense during the first quarter in 1998, and 65.1% in 1997. Comparing the first quarter of 1998 over 1997, occupancy expense increased 128.6%, depreciation and equipment maintenance expense increased 65.3%, and outside computer service increased 246.5%.

Funds are advanced in settlement of mortgage loans originated on behalf of investor banks. Mortgage banking income is recognized when the related mortgage is transferred to the investor bank. Based on the increased volume, market conditions and the changes thereto that could prompt potential losses, management made a provision for funds advanced of $126,000 during the first quarter of 1998 and no such provision during the same period of 1997.

Deposit Insurance

The deposits of the Bank are insured by the Federal Deposit Insurance Corporation ("FDIC") up to the limits set forth under applicable law. The majority of the Bank's deposits are subject to the deposit assessments of the Bank Insurance Funds ("BIF") of the FDIC. A portion of the deposits of the Bank (those acquired as a result of the merger with Eastern American) are subject to assessments imposed by the Savings Association Insurance Funds ("SAIF") of the FDIC.

Effective January 1, 1997, the Federal Deposit Insurance Corporation ("FDIC") equalized the assessment rates for BIF and SAIF insured deposits and the semi-annual assessments for FDIC deposits have a range of .0% to .27% basis points per $100 of insured deposits, depending on the Bank's capital position and other supervisory factors. The Deposit Insurance Funds Act of 1996 (the "Funds Act") was enacted September 30, 1996. This legislation requires that both SAIF and BIF insured deposits pay a pro rata portion of the interest due on the obligations issued by the Financing Corporation ("FICO"). The FDIC is currently assessing BIF insured deposits and additional 1.244 basis points per $100 of deposits and the SAIF insured deposits an additional 6.22 basis points per $100 of deposits. FDIC premiums increased 400.0% to $10,000 in the first three months of 1998 over the $2,000 paid during the same period in 1997.

Income Taxes

During the first three months of 1998, the Bank made a provision for income taxes of $400,000 and a provision of $189,000 for the same period in 1997.

Liquidity

The Bank's funding requirements are supplied from a range of traditional sources, including various types of demand deposits, money market accounts, certificates of deposit and short-term borrowings. Large certificates of deposit accounted for 1.02% and .01% of total deposits at March 31, 1998 and 1997, respectively. Federal Home Loan Bank ("FHLB") advances were also utilized as funding sources by the Bank during the first quarter of 1998 and 1997. The Bank had $43,320,000 in such advances outstanding at March 31, 1998 and none of these advances outstanding at March 31, 1997. The Bank has a warehouse line of credit collateralized by first mortgage loans amounting to $40,000.000 which expires December 2, 1998. Also available is a variable rate line of credit on which the Bank may borrow up to $23,500,000. This arrangement expires November 3, 1998, and can be prepaid at anytime by the Bank. At March 31, 1998, the Bank had outstanding $22,920,000 in warehouse advances and $20,400,000 outstanding in other advances. At March 31, 1997, no such advances were outstanding. The Bank has no reason to believe these arrangements will not be renewed.

Management seeks to ensure adequate liquidity to fund loans and meet the Bank's financial requirements and opportunities. To provide liquidity for current, ongoing and unanticipated needs, the Bank maintains short-term interest bearing certificates of deposits, federal funds sold, and a portfolio of debt securities. The Bank also structures and monitors the flow of funds from debt securities and from maturing loans. As securities are generally purchased to provide a source of liquidity, most are classified as securities available-for-sale when purchased. Unrealized holding gains and losses for available-for-sale securities are excluded from earnings and reported as a net amount in a separate component of stockholders' equity until realized. Securities are composed primarily of governmental or quasi-governmental agencies. Net unrealized appreciation, net of tax effect, on securities available-for-sale was $41,000 at March 31, 1998 and net unrealized depreciation on securities available-for-sale of $125,000 at March 31, 1997. The Bank from time to time also maintains short-term interest bearing certificates of deposit with other financial institutions. These certificates of deposit amounted to $1,000,000 at March 31, 1998 and 1997, respectively. There were no federal funds sold to correspondent institutions at March 31, 1998 and $1,250,000 sold at March 31, 1997.

Capital Resources and Adequacy

The Federal Reserve Board, the FDIC and the Office of Thrift Supervision have issued substantially similar risk-based and leverage capital guidelines applicable to banking organizations they supervise. Due to the Bank's capitalization, it is classified as "well capitalized".

The Bank's capital-to-asset ratio decreased to 5.79% at March 31, 1998 as compared to 7.76% at March 31, 1997, as a result of increased assets.

The capital adequacy standards are based on an established minimum for Risk-Based Capital, Tier 1 Risk-Based Capital and the Tier 1 Leverage Ratio.

The following table summarizes the Bank's regulatory capital ratios at March 31, 1998.

                        Required Ratio             Actual Ratio

Tier 1 risk-based            4.00%                     7.60%

Total risk-based             8.00%                     8.85%

Tier 1 leverage            4.00 to 5.00%               7.14%

The Bank is in full compliance with all relevant regulatory capital requirements.

Net Overhead Ratio

To measure the real efficiency of the Bank, non-interest income should be subtracted from non-interest expense and divided by the average assets. Since the mortgage banking department's loan volume will exceed the Bank's assets on a yearly basis, it masks the progress of the operating bank. Therefore, netting the mortgage department's contribution reflects the real value of the Bank.

                                 OPERATING EXPENSE INFORMATION
                                    (Dollars in thousands)
                               March 31, 1998       March 31, 1997
Consolidated data:
Average assets                    $ 220,292           $ 112,885
Net non-interest expense                784                 465
Net overhead ratio                     1.42%               1.65%
Peer Group (2.5% - 3.5%)               3.00%               3.00%

Bank data:
Net non-interest expense          $   1,177           $     502
Net overhead ratio                     2.14%               1.78%
Peer Group (2.5% - 3.5%)               3.00%               3.00%

FTE Bank employees                       73                  33
FTE Mortgage department employees        74                  42
Total FTE employees                     147                  75

Year 2000 Compliance

Many existing computer programs use only two digits to identify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000. The Year 2000 issue affects virtually all companies and organization.

In July 1996, the Bank began the examination and resolution of the Year 2000 issue by appointing a project manager and advising the Board of Directors of the potential impact on the Bank's ability to do business if the Year 2000 issue is not resolved. The project manager prepared an action plan, risk analysis and inventory of Year 2000 related issues in compliance with a directive issued by the Federal Reserve. The project manager continues to add items to the inventory. Estimated completion of user testing of all high and moderate risk items is the first quarter of 1999, with a contingency plan for each item to be in place. In late 1997, the Bank upgraded or replaced software and hardware in conjunction with an internally financed change in data processors. The current data processor is certified to be Year 2000 compliant and user testing will begin during the third quarter of 1998.

The Board of Directors receives periodic updates, which include the status and estimated completion dates of each item on the inventory. A failure to become Year 2000 compliant could disrupt the Bank's operating results and financial condition; therefore, progress is being closely monitored both internally by management and the Board of Directors, and externally by the regulators.

RESOURCE BANK
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
March 31, 1998

NOTE A -- BASIS OF PRESENTATION
The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial reporting and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. However, in the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998. For further information, refer to the financial statements and footnotes thereto included in the Bank's annual report on Form 10-KSB for the year ended December 31, 1997.

NOTE B -- EARNINGS PER COMMON SHARE
The Bank adopted Financial Accounting Standards Board (FASB) Statement No. 128, Earnings Per Share, on December 31, 1997. This statement established standards for computing and presenting earnings per share (EPS). This Statement supersedes standards previously set in APB Opinion No. 15, Earnings Per Share. FASB No. 128 requires dual presentation of basic and diluted EPS on the face of the income statement, and it requires a reconciliation of the numerator and denominator of the basic EPS computation with the numerator and denominator of the diluted EPS computation. This Statement is effective for financial statements issued for periods ending after December 15, 1997. In accordance with the requirements of this Statement, all prior periods EPS data have been restated to reflect the change in reporting requirements.

Basic EPS excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised, converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. The weighted-average number of shares outstanding for the three months ending March 31, 1998 and 1997 were 1,226,690 and 967,874, respectively. The diluted number of shares for the three months ended March 31, 1998 and 1997 were 1,389,068 and 1,049,702, respectively.

NOTE C -- COMPREHENSIVE INCOME
Comprehensive income for the three months ended March 31, 1998 is as follows:

              Net income               $ 742,393

              Other comprehensive
                income, net of
                taxes of $ 22,339       (254,889)
                                         -------
              Comprehensive income     $ 487,504
                                         =======



Other comprehensive income consists only of unrealized gains or losses on available for sale securities as illustrated below:




                                     Accumulated other
                                   Comprehensive income

              Beginning balance        $ 296,376

       Current period unrealized loss   (254,889)
                                         -------
              Ending balance           $  41,487
                                         =======

   No reclassification adjustment was necessary as no realized gains or losses were included in net income for the period.

PART II - OTHER INFORMATION

Item 1.  Legal Proceedings.
          Not applicable.

Item 2.  Changes in Securities.


         Prior to the Bank's current management assuming office, the Bank had accumulated a significant deficit. The Bank was prohibited from paying dividends under Virginia banking law until it had restored any deficits in its capital funds as originally paid in. Additionally, Federal Reserve Board regulations limit the payment of dividends to net profits, as defined, of the current year, plus retained net profits of the previous tow years. Consequently, until 1996 dividends were precluded under these regulations.

         In each of January 1996 and April 1997, the Board of Directors approved a one-time dividend of $.10, and $.25 per share, respectively, contingent upon approval of the Board of Governors of the Federal Reserve System and the Commonwealth of Virginia, State Corporation Commission, Bureau of Financial Institutions. Subsequently, the dividends were approved by the relevant regulatory authorities, subject to certain provisions of Regulation H of the Federal Reserve System. These provisions required the Bank to obtain approval of at least two-thirds of the holders of its Common Stock. Accordingly, the shareholders approved the $.10 at the 1996 Annual Meeting of Shareholders and the $.25 dividend at the 1997 Annual Meeting of Shareholders. As a result of the Bank's improved financial position, such approvals are no longer required as long as the Bank continues to achieve satisfactory earnings.

         On December 1, 1997, Eastern American Bank FSB, ("Eastern American") a federal savings bank, was merged into Resource Bank. Each share of Eastern American Bank stock became .77 shares of Resource Bank Common Stock.



         On March 16, 1998, the Bank announced a quarterly dividend of $.12 per share to be paid to shareholders of record on March 31, 1998.



Item 3.  Defaults Upon Senior Securities.
          Not applicable.

Item 4.  Submission of Matters to a Vote of Security Holders

          Information called for in this section is incorporated by reference to the Bank's Proxy Statement for the 1998 Annual Meeting.

Item 5.  Other Information.
          Not applicable.

Item 6.  Exhibits and Reports on Form 8-K.

     a.  Exhibits


         20.1   1997 Annual Report on Form 10-KSB.  Filed March
                30, 1998 and incorporated herein by reference.

         23.1   Notice of 1998 Annual Meeting of Shareholders and
                Proxy Statement. Filed April 29, 1998 and incorporated herein by reference.



     b. Reports on Form 8-K.

          Resource Bank filed no reports on Form 8-K with the Board of Governors of the Federal Reserve System during the quarter ended March 31, 1998.





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                                   SIGNATURES

 In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RESOURCE BANK

 /s/ Lawrence N. Smith                     5/13/98
____________________________________ Date:_________
Lawrence N. Smith
President & Chief Executive Officer


 /s/ Eleanor J. Whitehurst                 5/13/98
_____________________________________ Date:_________
Eleanor J. Whitehurst
Senior Vice President & Chief Financial Officer